SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 18, 2004

SEITEL, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Ste. 100
Houston, Texas		77043
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

     The following does not purport to be a complete description of all of the terms and provisions contained in the Plan (as such term is defined below) and reference is made to the Plan and Confirmation Order (as such term is defined below) as an exhibit to this current report on Form 8-K.

The Plan

     As previously reported on July 22, 2003 on Form 8-K as filed with the Securities Exchange Commission (the "SEC"), on July 21, 2003, Seitel, Inc. ("Seitel") and all of its U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Chapter 11 Case No. 03-122227 (PJW) (Jointly Administered) and on July 22, 2003, filed their joint plan of reorganization. On August 11, 2003, the United States Trustee appointed the Official Committee of Equity Holders of Seitel (the "Official Equity Committee"). On October 6, 2003, the Debtors filed their first amended joint plan of reorganization, which superseded the joint plan of reorganization. The disclosure statement relating to the first amended joint plan of reorganization was approved upon notice, and a hearing to consider confirmation of the first amended joint plan of reorganization was scheduled in the Bankruptcy Court for November 4, 2003. In October 2003, Seitel's stockholders voted to reject the first amended joint plan of reorganization.

     On October 27, 2003, the Official Equity Committee moved to adjourn the Bankruptcy Court hearing to consider confirmation of the first amended joint plan of reorganization and to terminate the Debtors' statutory exclusivity period. Following a hearing, the Bankruptcy Court ordered the termination of the Debtors' exclusivity period and, on November 6, 2003, the Official Equity Committee filed with the Bankruptcy Court its own proposed, initial plan of reorganization (the "Committee Plan"). The Debtors and Berkshire Hathaway Inc. ("Berkshire") and Ranch Capital L.L.C. ("Ranch"), the holders of approximately $255 million aggregate principal amount of Seitel's senior unsecured notes (Seitel's largest creditors), objected to the Committee Plan on the basis, among others, that the Committee Plan was not "feasible" within the meaning of Section 1129 of the Bankruptcy Code.

     On January 17, 2004, the Debtors filed the Third Amended Joint Plan of Reorganization with the Bankruptcy Court (as modified, supplemented or amended, the "Plan"). The disclosure statement relating to the Plan was approved upon notice. The Plan was supported and accepted by the Official Equity Committee, Berkshire and Ranch and was accepted by the holders of more than 99.6% of the shares of Seitel's common stock who voted on the Plan. On March 18, 2004, the Bankruptcy Court confirmed the Plan (the "Confirmation Order").  The effectiveness of the Plan is subject to various conditions being met and certain transactions having been consummated prior to or on the effective date of the Plan.  The principal conditions precedent to the Plan becoming effective are discussed below.

     The Plan provides for a sequence of corporate and securities transactions, which include, among other things, that:

•

all of Seitel's outstanding allowed pre-petition claims will be fully paid, in cash, together with post-petition (non-default rate) interest, except with respect to any disputed claims and any secured claims that are reinstated under the Plan;

•

all 25,375,683 outstanding shares of Seitel's common stock will be cancelled and, without any action on the part of the holders of such shares, such shares will be converted into the right to receive and be exchanged for:

•

an aggregate of 25,375,683 shares of Seitel's reorganized common stock, representing all of the issued and outstanding shares of reorganized common stock on the effective date of the Plan, without giving effect to (1) the exercise of the stockholder warrants representing the right to purchase 4.926 shares of the reorganized common stock, at an exercise price of 60 cents per share (the "Stockholder Warrants") following the effective date of Seitel's Registration Statement on Form S-1 (Registration No. 333-113446) as filed on March 10, 2004 with the SEC (as may be amended from time to time, the "Registration Statement"), or the purchase of reorganized common stock by Mellon HBV Alternative Strategies LLC ("Mellon HBV") and its affiliated funds and managed accounts together with any other non-affiliated "qualified institutional buyers" and institutional "accredited investors" which are identified to Seitel by Mellon HBV as additional standby purchasers (collectively, the "Standby Purchasers") under the standby purchase agreements, or any combination thereof, (2) the exercise of warrants to purchase up to 15,037,568 shares of reorganized common stock to be issued to the Standby Purchasers as compensation for their standby purchase agreements and (3) the issuance of up to 5% of Seitel's reorganized common stock, on a fully diluted basis, reserved for issuance under Seitel's 2004 omnibus stock option plan; and

•

Stockholder Warrants to purchase an aggregate of 125,000,000 shares of reorganized common stock, representing approximately 83.13% of the outstanding shares of reorganized common stock on a fully diluted basis, without giving effect to (1) the exercise of warrants to be issued to the Standby Purchasers as compensation for their standby purchase agreements and (2) the issuance of shares of reorganized common stock reserved for issuance under Seitel's 2004 omnibus stock option plan discussed below and which will become effective on the effective date of the Plan;

•

The Standby Purchasers will purchase from Seitel on or prior to forty days from the effective date of the Plan (the "Guaranty Performance Date), at 60 cents per share, up to 125,000,000 shares of reorganized common stock (representing the maximum number of shares subject to the Stockholder Warrants) not purchased upon the exercise of the Stockholder Warrants, at a maximum aggregate purchase price of $75 million. Accordingly, even if the Stockholder Warrants are not exercised in full before they expire thirty days from the effective date of the Plan (the "Warrant Expiration Date"), Seitel is assured to receive gross proceeds of $75 million, before deducting the expenses payable by it, which are estimated to be approximately $2.2 million; and

•

Seitel will issue to the Standby Purchasers, on the Guaranty Performance Date, warrants to purchase up to 15,037,568 shares of reorganized common stock, representing 9.10% of the issued and outstanding shares of reorganized common stock on a fully diluted basis, without giving effect to the issuance of shares of reorganized common stock under Seitel's 2004 omnibus stock option plan. Such warrants will become exercisable on the Guaranty Performance Date, expire on the seventh anniversary of the Guaranty Performance Date, be transferable and have an exercise price of 72 cents per share.

Conditions to the Effectiveness and Consummation of the Plan

     The Plan will not become effective unless and until the following conditions have occurred:
•	Seitel's contemplated institutional private placement of new senior notes is consummated resulting in net proceeds to Seitel of not less than $180 million;

•	Seitel's contemplated new revolving credit facility providing for a revolving loan commitment, subject to borrowing base, of not less than $25 million, is closed and is in full force and effect;

•	Seitel's Registration Statement is declared effective by the SEC, and no stop order has been issued in respect thereof;

•	Seitel's initial Board of Directors, to be appointed on the effective date of the Plan, are appointed as provided for in the Plan and each has agreed to serve as a director of Seitel;

•	Seitel has cash or cash equivalents in hand as of the effective date of the Plan and available to satisfy claims under the Plan of not less than $35 million; and

•	the effective date of the Plan has occurred on or prior to July 31, 2004.

     Seitel, with the consent of the Official Equity Committee and the Standby Purchasers and in certain cases, Berkshire and Ranch (which consent will not unreasonably be withheld), may waive any of the conditions set forth above, at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.

     In addition to the conditions precedent under the Plan, Mellon HBV has required Seitel to satisfy separate conditions under the standby funding commitment entered into between Seitel and Mellon HBV on January 5, 2004 and filed as an exhibit to Seitel's Form 8-K filed with the SEC on January 12, 2004. Failure by Seitel to meet the following conditions will allow Mellon HBV to terminate the standby funding commitment, which could prevent the consummation of the Plan:
•	from September 30, 2003 through the effective date of the Plan, there has not occurred any material adverse change, as such term is defined in the commitment letter;

•	the execution and delivery of appropriate legal documentation in form and substance reasonably satisfactory to Mellon HBV;

•	the adoption by Seitel of a corporate charter and bylaws in form and substance consistent with the Plan;

•

all necessary governmental, regulatory and third party approvals, waivers and/or consents in connection with the $75 million standby funding commitment (including the Registration Statement being declared effective by the SEC and no stop order has been issued in respect thereof);

•

there exists no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would restrict the making of the funding commitment by Mellon HBV;

•

as of the end of the month prior to the effective date of the Plan, Seitel realizes revenues and EBITDA for the period from January 1, 2003 through the end of such month that are no less than 85% of the projected revenues and EBITDA set forth in Seitel's business plans for fiscal years 2003 and 2004;

•

the issuance by Seitel of all the Shareholder Warrants on the effective date of the Plan and (1) the exercise of such Shareholder Warrants and payment in full by the stockholders exercising their respective Shareholder Warrants or (2) the expiration of the Shareholder Warrants;

•	Seitel's payment in full to Mellon HBV of all its expenses outstanding on the Guaranty Performance Date;

•	Seitel has cash or cash equivalents on hand as of the effective date of the Plan and available to satisfy claims under the Plan of not less than $35 million;

•	Seitel's contemplated institutional private placement of new senior notes is consummated resulting in net proceeds to Seitel of not less than $180 million; and

•	Seitel's new revolving credit facility providing a revolving loan commitment, subject to borrowing base, of not less than $25 million is consummated and is in full force and effect.

     Mellon HBV has the right to terminate its standby funding commitment if any of the conditions precedent under the standby commitment letter and attached term sheet are not met. Mellon HBV also retains the right to terminate the standby funding commitment upon the occurrence and non occurrence of certain events, including:
•	if the effective date of the Plan does not occur on or before July 31, 2004 (This date was extended from the original April 15, 2004 termination event date by written consent from Mellon HBV);

•

if a trustee, responsible officer, or an examiner with powers beyond the duty to investigate and report, as set forth in subclauses (3) and (4) of clause (a) of section 1106 of the Bankruptcy Code has been appointed under section 1104 or 105 of the Bankruptcy Code for service in the chapter 11 cases;

•	if the chapter 11 cases have been converted to cases under Chapter 7 of the Bankruptcy Code; or

•	if a breach by Seitel of any material provision of the standby commitment letter and the attached term sheet occurs.

Implementation of the Plan

     Upon the Plan becoming effective, it will be implemented as follows:

     Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

     The reorganized Debtors will continue their separate corporate existences on and after the effective date of the Plan, with all express, incidental and attendant powers granted to them under their respective organizational instruments and the laws of the respective states of their organization and without prejudice to any right thereafter to alter or terminate such existence (whether by contract, operation of law or otherwise) under such applicable state law. Some or all of the Debtors with no assets, as may be designated in the plan supplement, may be dissolved as of the effective date of the Plan without further action and the Confirmation Order may serve as an order dissolving such Debtors.

     Revesting of Assets

     The property of the estates of the Debtors will vest in the reorganized Debtors on the effective date of the Plan free and clear of all claims, liens, charges or other encumbrances and equity interests (other than the reorganized common stock and new subsidiary equity interests), provided, however, that the liens incurred as a result of debtor-in-possession financing will remain on the Debtors' assets until the debtor-in-possession financing claims have been indefeasibly paid in full as provided in the Plan and will thereupon be released. On and after the effective date of the Plan, the reorganized Debtors may operate their businesses and may use, acquire, or dispose of property and compromise or settle any claims or equity interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

     Assumption or Rejection of Executory Contracts and Unexpired Leases

     As of the effective date of the Plan, the customer data license agreements, the directors' and officers' insurance policies, various policies providing for insurance coverage of the Debtors and the retention and bonus agreements with Seitel's chairman, chief executive officer and consultant to its chief executive officer will have been deemed assumed by Seitel in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except any such customer data license agreements, directors' and officers' insurance policies and policies providing for insurance coverage that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the effective date of the Plan (which will thereafter be rejected, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list filed by the reorganized Debtors on or before the confirmation date of the Plan as to be rejected or (4) are rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code.

     Claims Based on Rejection of Executory Contracts

     All proofs of claim with respect to claims arising from the rejection of executory contracts or unexpired leases, if any must be filed within 30 days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any claims arising from the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors.

     Limited Indemnification of Directors, Officers and Employees

  The obligations of the Debtors to indemnify any person serving at any time on or prior to the effective date of the Plan as one of its directors, officers or employees by reason of such person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in any Debtor's constituent documents or by a written agreement with the Debtors or the Delaware General Corporation Law, will be deemed assumed by the reorganized Debtors pursuant to the Plan and Section 365 of the Bankruptcy Code as of the effective date of the Plan to the limited extent of the obligation to defend against claims that are not securities claims. The Debtors' obligations, if any, to defend securities claims or to satisfy any judgment or liability of any such person on account of any securities claim will be a Class 5 securities claim. The Debtors' obligation, if any, to indemnify any such person with respect to any liability with respect to any claim or cause of action that arose prior to July 21, 2003 will not be assumed and will be deemed satisfied by the assumption of the obligation to defend, except as set forth in Section 10.4(a) of the Plan. The Debtors' existing directors' and officers' insurance coverage will be assumed and maintained in effect (as set forth in Section 6.1(a) of the Plan). Accordingly, the limited indemnification obligations to defend described above as assumed will survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the petition date, but all other indemnification obligations that arose before the petition date will be discharged. All indemnification obligations based on any fact or circumstance first arising after the petition date is part of the directors', officers' and employees' administrative compensation claim and therefore, will be assumed and honored after the effective date of the Plan.

     Releases and Exculpation

     In consideration of the contributions of certain parties to the chapter 11 cases, including the restructuring of the Debtors as provided in the Plan and the waiver by certain parties of rights they might otherwise seek to assert against the Debtors, the Plan provides for certain waivers, exculpations, releases and injunctions by the Debtors to the Standby Purchasers, the Official Equity Committee and officers, directors and employees, among others.

     As of the effective date of the Plan, the Debtors and the parties released from liability under the Plan, including their officers, directors and employees, and their respective advisors, attorneys, agents or any professionals retained by them will neither have or incur any liability to, nor be subject to any right of action by, any person or entity for any action taken or omitted to be taken in conjunction with or related to the formulation, preparation, dissemination, implementation, administration, confirmation or effectiveness of the Plan or the related disclosure statement.

     Benefit Program

   Except as otherwise expressly provided in the Plan or by separate motion, all programs of the Debtors applicable to its current employees with respect to 401(k) plans, health care plans, disability insurance plans, life insurance plans, accidental death and dismemberment insurance plans, vacation allowances and educational reimbursement plans are treated as executory contracts under the Plan and on the effective date of the Plan will be assumed pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code, provided, however, that any plan or program that requires the issuance of any equity interests or any reorganized common stock will not be assumed except as specifically may be provided in the Plan.

     Pursuant to the Plan, each of Seitel's equity compensation plans and non-employee compensation plans will be terminated and all options, warrants or rights thereunder outstanding as of the effective date of the Plan will be cancelled in their entirety, and the holders of such options, warrants or rights will no longer be able to exercise such options after such time and such stock option and warrant plans will terminate and cease to exist. The Plan provides two exceptions to the termination of the non-employee compensation plans (1) the Non-Employee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") adopted by Seitel's Board of Directors on July 25, 1996, which permits each non-employee director to elect to receive annual director fees in the form of stock options and to defer receipt of any directors' fees in a deferred cash account or as deferred shares and (2) the Non-Employee Directors' Stock Option Plan (the "Stock Option Plan"), which was approved by Seitel's stockholders at its 1994 annual shareholders meeting. Although these plans will terminate and cease to exist on the effective date of the Plan, there were specific exceptions made under the Plan.

     As of December 31, 2003, 60,000 shares were reserved for issuance under the Deferred Compensation Plan and directors (including former directors) have accumulated a total of 25,359 deferred shares in their accounts of which 1,643 shares have been distributed and 23,716 may be distributed in future years in accordance with the terms of the Deferred Compensation Plan and each director's election thereunder. No shares will be issued to a director until he has resigned, retired, or his services as a director have otherwise been terminated. On March 18, 2004, the Bankruptcy Court approved the conversion of these deferred shares to an unsecured claim in the chapter 11 cases. As a result, Seitel will fund this deferred compensation in cash totaling approximately $71,000 in connection with the payment of other pre-petition unsecured claims. In addition, on March 18, 2004, the Bankruptcy Court approved, to the extent not previously exercised, the issuance by Seitel of new options to purchase 100,000 shares of reorganized common stock to Mr. Fred S. Zeidman, Seitel's Chairman of the Board, and the issuance of new options to purchase 10,000 shares of reorganized common stock to Mr. Robert Knauss, a member of Seitel's Board of Directors, in each case, upon terms and conditions substantially similar to such existing optionees' options granted under the Non-Employee Directors' Stock Option Plan.

     The New Revolving Credit Facility

     We have entered into a commitment letter with Wells Fargo Foothill, Inc. ("WFF"), pursuant to which WFF has advised us that it is willing to enter into a new senior secured revolving credit facility on the effective date of the Plan, which will provide a loan commitment of $30 million. The proceeds of the new revolving credit facility will be used solely to fund Seitel's working capital needs and other general corporate purposes, provided that prior to either (1) Seitel's receipt of the net proceeds from the exercise of Stockholder Warrants and/or the sale of shares of reorganized common stock under the standby purchase agreements, or (2) delivery into escrow of an irrevocable standby letter of credit in the amount of $75 million (or such lesser amount as would reflect Seitel's receipt of the net proceeds referred to in clause (1) above on or before the third business day after the effective date of the Plan), the proceeds of the new revolving credit facility will be available only for working capital needs and payment of claims under the Plan, other than Class 3 unsecured claims.

     The new revolving credit facility will be secured by a first priority, perfected security on substantially all of Seitel's U.S. assets and a pledge of all of the issued and outstanding capital stock of Seitel's U.S. subsidiaries. Each of Seitel's U.S. subsidiaries that is not a borrower under the new revolving credit facility will deliver an unlimited, unconditional guarantee of Seitel's obligations under the new revolving credit facility. The new revolving credit facility has been authorized and approved by the Bankruptcy Court by entry of Confirmation Order.

     The New Senior Notes

     We intend to enter into a purchase agreement with certain financial institutions, under which they will agree to act as initial purchasers in connection with an institutional private placement of new senior unsecured notes pursuant to Section 4(2) of and Rule 144A under the Securities Act, intended to result in a net cash proceeds to us of not less than $180 million. The new senior notes will be issued by us to the initial purchasers who, in turn, would resell the new senior notes pursuant to Rule 144A under the Securities Act to "qualified institutional buyers" (within the meaning of Rule 144A) and a limited number of "accredited investors" (within the meaning of Rule 501(a)(1),(2),(5) and (7) of Regulation D under the Securities Act) who are institutions.

     The new senior notes are expected to have a term of 10 years from the date of issuance. The new senior notes are expected to be general unsecured obligations and rank equally with all of Seitel's existing and future unsecured and unsubordinated obligations. The new senior notes are also anticipated to be jointly and severally guaranteed by all of Seitel's restricted subsidiaries, other than any foreign subsidiary. These guarantees are expected to be unsecured and rank equally with all of the existing and future unsecured and unsubordinated obligations of the subsidiary guarantors. The new senior notes and the guarantees are expected to be senior in right of payment to any of Seitel's existing and future obligations that are, by their terms, expressly subordinated in right of payment to the new senior notes and the guarantees. The new senior notes and the guarantees are expected to be effectively subordinated to Seitel's secured obligations, including Seitel's new revolving credit facility, to the extent of the value of the assets securing such obligations.

     The indenture pursuant to which the notes will be issued is expected to contain covenants that, among other things, limit Seitel's ability to incur indebtedness, engage in sale-leaseback transactions, pay dividends or make certain other distributions, sell assets, redeem capital stock, effect a consolidation or merger, enter into transactions with stockholders and affiliates, and create liens on Seitel's assets.

     It is intended that we will have the option to redeem up to 35% of the new senior notes with the proceeds of certain active equity offerings, if any, at a premium equal to the stated interest rate of the notes, plus accrued interest, at any time prior to the third anniversary of the date of their issuance, and that we will have the option to redeem all or some of the notes after the fifth anniversary of the issue date at redemption prices set forth in the indenture. Upon a change in control (as defined in the indenture), it is expected that we will be required to offer to purchase the new senior notes at a purchase price equal to 101% of their principal amount, plus accrued interest.

     Description of Capital Stock Upon Effectiveness of the Plan

   Until the Plan becomes effective, the current certificate of incorporation and the current amended and restated bylaws of Seitel will remain in effect. On the effective date of the Plan, we will file an amended and restated certificate of incorporation and adopt new amended and restated bylaws. The following description sets forth the general terms of Seitel's reorganized common stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the form of amended and restated certificate of incorporation and amended and restated bylaws which will become effective on the effective date of the Plan.

     Authorized and Outstanding Capital Stock

     Assuming the Plan is effective, a total of 25,375,683 shares of reorganized common stock will be issued and outstanding on the effective date of the Plan, all of which will have been issued pursuant to the Plan.

     The amended and restated certificate of incorporation will authorize the Board of Directors from time to time and without further stockholder action to provide for the issuance of preferred stock in one or more series, and to fix the relative rights and preferences of the shares, including dividend rights, liquidation preferences, conversion privileges, redemption rights and voting powers. As of the date of this Form 8-K, the Board of Directors has not provided for the issuance of any series of preferred stock, and there are no agreements or understanding for the issuance of any series of preferred stock.

     The Board of Directors will have broad discretion with respect to the creation and issuance of preferred stock without stockholder approval. The rights, preferences and privileges of holders of the reorganized common stock may be adversely affected by the holders of shares of any series of preferred stock that we may designate and issue from time to time. Among other things, by authorizing the issuance of shares of preferred stock with particular conversion, redemption, voting or other rights, the Board of Directors could adversely affect the voting power of the holders of the reorganized common stock and could discourage any attempt to effect a change-in-control even if such a transaction would be beneficial to the interests of Seitel's stockholders.

     Description of Reorganized Common Stock

     Voting Rights. Each holder of shares of reorganized common stock will be entitled to attend all special and annual meetings of Seitel's stockholders. In addition, each holder will be entitled, together with the holders of all other outstanding classes of stock entitled to attend the special and annual meetings of Seitel's stockholders, to cast one cumulative vote for each outstanding share of reorganized common stock held in the election of directors, and one non-cumulative vote on any other matter which is properly considered and acted upon by the stockholders. Except as otherwise required by law, holders of the reorganized common stock will not be entitled to vote on any amendment to the amended charter, including the certificate of designation of any series of preferred stock, that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of the affected series are entitled, either voting separately or together with the holders of one or more other affected series, to vote on such amendment under the amended charter, including the certificate of designation of any series of preferred stock, or pursuant to the Delaware General Corporation Law.

     Liquidation Rights. The holders of reorganized common stock and the holders of any class or series of stock entitled to participate with the holders of reorganized common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Seitel, whether voluntary or involuntary, will be entitled to participate in the distribution of any of Seitel's assets remaining after it has paid, or provided for the payment of, all of its debts and liabilities and after it has paid, or set aside for payment, to the holders of any class or series of stock having preference over the reorganized common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which the holders of such class or series are entitled.

     Dividends. Dividends may be paid on the reorganized common stock and on any class or series of stock entitled to participate with the reorganized common stock as to dividends on an equal per-share basis, but only when, as and if declared by the Board of Directors.

     Other Rights. Holders of the reorganized common stock will not have any preemptive, subscription, conversion, redemption or sinking fund rights.

     Corporate Governance Standards

     Upon the effective date of the Plan, the amended and restated certificate of incorporation will provide that so long as Seitel has any class of its equity (regardless of class) or debt securities registered under Section 12 of the Exchange Act, Seitel will comply with the corporate governance requirements for the listing and continued listing, as the case may be, of the Nasdaq Stock Market, Inc. or any national securities exchange on which any of its securities are listed for trading, and if not listed for trading, the listing and continued listing requirements of the Nasdaq Stock Market, Inc., without regard to any alternative to or exemption from the otherwise applicable listing requirements by reason of any "controlled company" exemptive provisions, as that term is defined in the relevant listing requirements of the Nasdaq Stock Market, Inc. or similar listing rules of any national securities exchange, or any similar exemptive provisions. Accordingly, Seitel will adopt new charters for the audit committee, the compensation committee and the nominating/corporate governance committee, as well as ratify Seitel's current code of ethics and business conduct, and adopt corporate governance guidelines, director independence standards and statement of company policy (securities trades by company personnel), that comply with the Nasdaq Stock Market, Inc. corporate governance requirements.

In addition, on the effective date of the Plan, Seitel will amend and restate its certificate of incorporation to provide, among other things, for a classified Board of Directors consisting of three classes. Class I will consist of three directors that will serve for an initial term of three years (until 2007), Class II will consist of three directors that will serve for an initial term of two years (until 2006) and Class III will consist of one director that will serve for an initial term of one year (until 2005). Each class of directors coming up for election upon the expiration of its initial term will be elected for successive terms of three years. Directors hold office until their successors have been elected and qualified. The Plan reflects a negotiated agreement with Mellon HBV as part of the standby purchase commitment, and provides that upon the effective date of the Plan the initial members of Seitel's Board of Directors be composed of seven directors selected as follows:
•

two directors (one in Class I and one in Class II) selected by Mellon HBV (severally for itself and not on behalf of any other Standby Purchaser), one of whom must satisfy applicable rules and regulations of independence for audit committees,

•

two directors (one in Class I and one in Class II) selected by a majority vote of the Official Equity Committee, one of whom must satisfy applicable rules and regulations of independence and financial literacy qualifications for audit committees,

•

two directors (one in Class I and one in Class II) selected by Fred S. Zeidman (one of whom will be himself), Seitel's chairman of the board, one of whom must satisfy applicable rules and regulations of independence and financial literacy qualifications for audit committees, and

•	one director (Class III) selected by mutual agreement of the Standby Purchasers, the Official Equity Committee and Seitel's chairman of the board.

     Upon the appointment of the members of the new classified Board of Directors on the effective date of the Plan, Seitel's then existing Board of Directors will resign.

Outstanding Common Stock of Seitel

     Seitel has issued and outstanding 25,375,683 shares of common stock. As noted above, the 25,375,683 shares of common stock will be cancelled and, without any action on the part of the holders of such shares, such shares will be converted into the right to receive and be exchanged for (1) one share of reorganized common stock and (2) one Stockholder Warrant, which represents the right to purchase 4.926 shares of the reorganized common stock, at an exercise price of $0.60 cents per share. Accordingly, Seitel will issue an additional 125,000,000 shares of common stock after the effective date of the Plan upon the exercise of the Stockholder Warrants. This offer and sale by Seitel will be made pursuant to and in accordance with the Registration Statement. If the Stockholder Warrants are exercised in full by Seitel's stockholders, Seitel will issue the additional 125,000,000 shares of common stock to its stockholders. If stockholders do not exercise their Stockholder Warrants prior to the Warrant Expiration Date, those shares not purchased will be purchased by the Standby Purchasers pursuant to the standby purchase agreements. The Standby Purchasers will purchase those shares on the Guaranty Performance Date, at 60 cents per share. In each case, Seitel is assured to receive gross proceeds of $75 million in cash, which is intended to provide for the funding for the required distributions under the Plan.

Certain Financial Information

     Seitel's unaudited consolidated assets and liabilities as of February 29, 2004 (Seitel's most recent practicable date) were as follows:

Assets	$368,124,000
Liabilities	$366,972,000

     On March 30, 2004, Seitel filed its annual report on Form 10-K for the fiscal year ended December 31, 2003 with the SEC, which includes consolidated balance sheets of Seitel, Inc. and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003. 9;

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(c) Exhibits:

2.1

Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, filed January 17, 2004 (Case No. 03-12227 (PJW) (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form S-1, No. 333-113446 as filed with the SEC on March 10, 2009).

2.2

Findings of Fact, Conclusions of Law and Order Confirming Debtors' Third Amended Joint Plan Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified (Case No. 03-12227 (PJW) (incorporated by reference to Exhibit 2.2 of the annual report on Form 10-K, for the year ended December 31, 2003 as filed with the SEC on March 30, 2004).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date:	April 1, 2004	SEITEL, INC.

		By:	/s/ Randall D. Stilley
		Name:	Randall D. Stilley
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

2.1

Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, filed January 17, 2004 (Case No. 03-12227 (PJW) (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form S-1, No. 333-113446 as filed with the SEC on March 10, 2009).

2.2

Findings of Fact, Conclusions of Law and Order Confirming Debtors' Third Amended Joint Plan Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified (Case No. 03-12227 (PJW) (incorporated by reference to Exhibit 2.2 of the annual report on Form 10-K, for the year ended December 31, 2003 as filed with the SEC on March 30, 2004).